FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2007

FirstFed Financial Corp.
(Exact name of registrant as specified in its charter)

    Delaware                                                                                  1-9566                                                                                        95-4087449
(State of Incorporation)                                                         (Commission File No.)                                                      (IRS Employer Identification No.)

401 Wilshire Boulevard, Santa Monica, California                             90401-1490
         (Address of principal executive offices)                                      (Zip Code)

Registrant's telephone number, including area code:       (310) 319-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Total number of pages is 5

Index to Exhibits is on Page 3

ITEM 7.01.  Regulation FD Disclosure.

     The Registrant hereby incorporates by reference into this Item. 7 the summary monthly financial data as of and for the period ended July 31, 2007 attached as Exhibit 99.1, which is being furnished in accordance with Rule 101(e)(1) under Regulation FD.

     A discussion of the factors that could impact the Bank's loan portfolio in general, and the Registrant's overall business and financial performance, can be found in the Registrant's reports filed with the Securities and Exchange Commission. These factors include, among others, general economic and business conditions and changes therein, competition, consumer preferences and various other matters beyond the Registrant's control. Given these concerns, investors and analysts should not place undue reliance on the enclosed information. These reports speak only as of their stated date and period of time, and the Registrant undertakes no obligation to publicly update or revise the reports, although it may do so from time to time as management of the Registrant believes is warranted.

ITEM 9.01.  Financial Statements and Exhibits.

   (d)     Exhibits

             99.1           Monthly Financial Data as of and for the period ended July 31, 2007 (Unconsolidated)

S I G N A T U R E S

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRSTFED FINANCIAL CORP.

Dated: August 16, 2007                                                                                                                               By: /s/ Douglas J. Goddard
Douglas J. Goddard
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit                                                                                                                                                                                                                                                                              Page

  99.1           Monthly Financial Data as of and for the period ended July 31, 2007                                                                                                                                                 4-5

                            EXHIBIT 99.1

	First Federal Bank of California MONTHLY REPORT OF OPERATIONS Unconsolidated Financial Highlights Unaudited (Dollars in thousands)

	As of, for the month ended July 31, 2007	As of, for the month ended June 30, 2007	As of, for the month ended July 31, 2006	As of, for the 7 months ended July 31, 2007	As of, for the 7 months ended July 31, 2006
Cash and investment securities	$371,976	$385,942	$464,307	$371,976	$464,307
Total mortgage-backed securities	$49,783	$50,569	$63,767	$49,783	$63,767
Total assets	$7,416,987	$7,669,286	$10,191,306	$7,416,987	$10,191,306

LOANS:
Total loans	$6,787,380	$6,994,426	$9,420,577	$6,787,380	$9,420,577

Loans funded:
Single-family loans	$46,721	$41,033	$153,953	$398,126	$1,312,259
Multi-family loans	18,006	12,409	18,980	82,498	156,541
Commercial & industrial real estate loans	-	6,500	-	12,455	11,057
Other loans	355	264	6,344	11,888	23,647
Total loans funded:	$65,082	$60,206	$179,277	$504,967	$1,503,504
Loans originated for third parties:	13,246	6,993	4,485	91,862	44,936
Total loans originated:	$78,328	$67,199	$183,762	$596,829	$1,548,440

Percentage of ARMs originated:	44%	51%	83%	49%	97%

Loan repayments:
Single-family loans	$165,971	$213,359	$216,570	$1,449,951	$1,320,088
Multi-family and commercial real estate loans	35,883	70,616	29,409	307,116	209,303
Other loans	9,505	1,786	564	32,858	26,604
	$211,359	$285,761	$246,543	$1,789,925	$1,555,995

Loans sold	$51,752	$5,214	$4,065	$393,045	$189,328
Percentage of portfolio in adjustable rate loans	96.57%	96.84%	96.68%	96.57%	96.68%
Non-performing assets to total assets ratio	1.01%	0.85%	0.09%	1.01%	0.09%

BORROWINGS:
Federal home loan bank advances	$945,000	$945,000	$2,488,000	$945,000	$2,488,000
Reverse repurchase agreements	$873,000	$900,900	$1,000,000	$873,000	$1,000,000

DEPOSITS:
Retail deposits	$3,073,050	$3,067,847	$2,703,720	$3,073,050	$2,703,720
Wholesale deposits	1,607,485	1,825,921	3,148,620	1,607,485	3,148,620
	$4,680,535	$4,893,768	$5,852,340	$4,680,535	$5,852,340
Net increase (decrease)	$(213,233)	$(4,464)	$318,211	$(1,221,583)	$1,467,286

AVERAGE INTEREST RATES (CONSOLIDATED):
Yield on loans	7.96%	8.00%	7.33%	7.99%	6.93%
Yield on investments	5.39%	5.32%	5.36%	5.45%	5.00%
Yield on earning assets	7.80%	7.85%	7.21%	7.84%	6.82%
Cost of deposits	4.36%	4.37%	4.20%	4.45%	3.74%
Cost of borrowings	5.41%	5.37%	5.15%	5.39%	4.69%
Cost of money	4.66%	4.67%	4.58%	4.74%	4.20%
Earnings spread	3.14%	3.18%	2.63%	3.10%	2.62%
Effective net spread	3.50%	3.55%	2.89%	3.48%	2.81%